UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 23, 2017

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Duos Technologies Group, Inc.

(Exact name of registrant as specified in its charter)

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Florida	000-55497	65-0493217
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6622 Southpoint Drive S., Suite 310, Jacksonville, Florida 32216

(Address of Principal Executive Office) (Zip Code)

(904) 652-1601

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On February 23, 2017, Duos Technologies Group, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”). Greater than fifty percent (50%) of the shares of common stock outstanding and entitled to vote at the Special Meeting were present in person or by proxy thereby constituting a quorum.

The matters voted upon at the Special Meeting, and the number of votes cast for or against/withheld, as well as the number of abstentions and broker non-votes, as to such matters, where applicable are set forth in the table below.

Proposal 1: To approve the amendment to the Company’s Articles of Incorporation to effect a reverse stock split of the Company’s issued and outstanding common stock at an exchange ratio of between, and including, 1-for-5 and 1-for-500, with the exact ratio to be determined by the board of directors of the Company in its discretion.

Votes For	Votes Against/Withheld	Abstentions	Broker Non-Votes
39,507,141	66,303	—	—

On the basis of the above votes at the Special Meeting, Proposal 1 was adopted.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

DUOS TECHNOLOGIES GROUP, INC.

Dated: February 23, 2017	By:	/s/ Adrian Goldfarb
Adrian Goldfarb Chief Financial Officer